Exhibit 10.46

Addendum No. 4

to the Rental Agreement dated 16.10./24.10.2018 and

Addendum no. 1 dated 21.05.2019 and

Addendum no. 2 dated 12./13.02.2020 and

Addendum no. 3 dated 15.05./19.05.2020

(re. space in the building Zeppelinstraße 3, 85399 Hallbergmoos)

between the

Hallbergmoos Grundvermögen GmbH

(registered in the Commercial Register of the Local Court of Munich under HRB 220581)

Nördliche Münchner Straße 28, 82031 Grünwald

represented by the person named in the signature line

- hereinafter referred to as the "Landlord" -

and

Pieris Pharmaceuticals GmbH

(registered in the Commercial Register of the Local Court of Munich under HRB 221043)

USTIdentNr: DE 813177203

Zeppelinstraße 3, 85399 Hallbergmoos

represented by the authorized signatory (sole power of attorney)

Dr. Shane Olwill

("Extract from the Commercial Register Annex 0")

- hereinafter referred to as "Tenant" -

- The Landlord and Tenant together are also referred to as the "parties".

Preamble:

The parties have entered an agreement for the building Zeppelinstraße 3, 85399 Hallbergmoos - hereinafter referred to as "property" - in accordance with the rental agreement dated 16.10./24.10.2018 including addendum no. 1 dated 21.05.2019, addendum no. 2 dated 12./13.02.2020 and addendum no. 3 dated 15.05./19.05.2020 - hereinafter referred to as the "rental agreement" - for office, laboratory, and technical space as well as parking spaces.

The parties to the rental agreement wish to terminate the rental agreement concluded between them by mutual agreement before the end of the contract term.

The parties agree as follows:

1.         Termination of the rental agreement for the office and

warehouse space on the 1st floor (MB 13 and 14)

1.1         The existing rental agreement between the parties will be terminated with regard to the office and laboratory space on the 1st floor (MB 13 and 14) with a size of approx. 1,324.09 sqm with effect from 31.12.2023 ("end of contract term MB 13 and 14").

1.2         Until the end of the contract term MB 13 and 14, i.e. until the end of 31.12.2023, the Tenant shall remain obliged to pay the contractually agreed rent and to bear the ancillary costs (with the exception of any ancillary costs incurred in connection with the conversion measures in the rented space on the first floor (MB 13 and 14) described in section 1.4 below and unless otherwise stipulated in the last sentence of section 1.3 below).

1.3         The Tenant is obliged to return the rented areas on the 1st floor (MB 13 and 14) to the Landlord swept clean by 18.12.2023. The Tenant must remedy any damage caused by the Tenant that goes beyond normal wear and tear and for which the Tenant is responsible, and which is recorded in the handover protocol (see following paragraph) within a reasonable period of time after the return at the Tenant's own expense. The parties agree that the broken window in MB 13 room 01.13.18 is not to be replaced by the Tenant. Office and laboratory furniture, situated within the rented areas according to section 1.1, which is exhaustively listed in Annex 2.1, shall all remain in the leased premises, insofar as these are the subject of the purchase agreement concluded between the parties in accordance with section 2 of this addendum (this expressly does not include: any IT-related equipment, such as in particular but not exclusively televisions, teleconferencing systems, cameras and loudspeaker systems). In accordance with the agreements in the rental contract, the fixtures, cables, and systems permanently installed in the rented space shall also remain in the rented property.

Otherwise, the rented areas on the 1st floor (MB 13 and 14) are to be handed over to the Landlord by the Tenant in a vacated condition, i.e. the Tenant is in particular not obliged to carry out maintenance, repair, replacement, cosmetic repairs and/or dismantling measures in relation to any structural alterations or installations or to submit proof in accordance with section 8.3.1 sentence 2 of the rental agreement.

The parties shall draw up and sign a handover protocol on the occasion of the handover to the Landlord in accordance with section 8.3.5 of the rental Agreement, in which all apparent defects and complaints shall be recorded. The Tenant is not obliged to rectify any defects and complaints not listed in the handover report. The duty to ensure public safety, risks and burdens are transferred to the Landlord upon handover of the rented space on 18.12.2023.

1.4         In this respect, the Landlord is entitled to carry out conversion measures in the aforementioned rental areas on the 1st floor (MB 13 and 14) for an intended subsequent letting, starting from 18.12.2023, at its own expense and risk. The Tenant must accept the associated effects on the other rental areas as being in accordance with the rental agreement. In this respect, the Tenant is neither entitled to reduce the rent nor to terminate the rental agreement prematurely.

1.5         For the premature termination of the rental agreement relating to the rental space on the first floor (MB 13 and 14), the Tenant shall pay the Landlord compensation in the amount of a lump sum of EUR 700,000.00 (net) (in words: seven hundred thousand euros) plus VAT at the statutory rate ("Settlement Amount pursuant to section 1.5") as compensation for the resulting loss of rent and any additional expenses for re-letting the rental space. This amount must be paid by the Tenant to the Landlord by 18.12.2023, but not before the expiry of 5 bank working days after receipt of a proper invoice by the Tenant. The receipt of the amount in the rental account is decisive for compliance with the aforementioned deadline.

2.         Sale of laboratory and office furniture in the office and

laboratory areas on the 1st floor (MB 13 and 14)

2.1         The Tenant sells the laboratory and office furniture currently located in the office and laboratory space on the 1st floor (MB 13 and 14), insofar as these are listed (exhaustively) in Annex 2.1, (hereinafter the "Purchase Item 1") to the Landlord (this expressly does not include: any IT-related equipment, such as in particular but not exclusively televisions, teleconferencing systems, cameras, and loudspeaker systems). The Tenant assures that only items that are owned by the Tenant and that the Tenant is entitled to sell the items are included in Purchase Item 1 (KG 1). The purchase price to be paid by the Landlord for this is EUR 1.00 including statutory VAT ("Purchase Price KG 1") and is due for payment to the Landlord after proper invoicing.

2.2         The items listed in Annex 2.1 are in used "as is" condition and the Tenant assumes no guarantees or warranties regarding their condition; the sale is made to the exclusion of any warranty. However, the Tenant assigns to the Landlord all warranty claims to which it may be entitled against third parties. Liability for the existence, assignability and enforceability of these claims is not associated with this. The Landlord accepts this assignment.

At the request of the Landlord in text form, the Tenant shall also provide the Landlord with information in text form about the contracts on which the warranty claims are based, including the contracting parties, the subject matter of the contract and the acceptance of the commissioned work performance or delivery of the goods, and shall provide the Landlord with the contractual documents required to enforce any warranty claims, insofar as they are available to the Tenant.

2.3         Transfer of ownership of the object of Purchase Item 1.

The Tenant transfers and assigns the ownership of Purchase Item 1 to the Landlord subject to the condition precedent (i) payment of the Purchase Price KG 1 and (ii) the expiry of 18.12.2023, and the Landlord hereby accepts this transfer and assignment

2.4         It is not intended to remove the Purchase Item 1 from the rented property. With the return of the office and laboratory space on the 1st floor (MB 13 and 14) to the Landlord, the Landlord is in possession of the Purchase Item 1.

2.5         The parties shall cooperate in good faith for the purpose of transferring and transferring ownership of the Purchase Item 1 and, in particular, shall make all declarations, issue all deeds and perform all other acts that may be necessary or expedient in connection with the sale and transfer of the Purchase Item 1 from the Tenant to the Landlord.

3.         Cancellation of the rental agreement regarding all other

rental spaces

3.1         The existing rental agreement between the parties is terminated with regard to all other rental areas, in particular the:

a)         Technical areas in the basement with                                     approx. 520.72 m²

b)         Office and laboratory space on the ground floor

(MB 11, 12, 13, 14, 16, 17, 18) with                                     approx. 4,273.44 m²

c)          Office and laboratory space on the 1st floor (MB 11, 12, 18) with         approx. 2,114.34 m²

d)         Office and storage space on the 2nd floor (MB 17) with                   approx. 579.04 m²

e)         Office space on the 3rd floor (MB11) with                                     approx. 474.14 m²

f)         Office and laboratory space on the ground floor (MB 17a) with          approx. 331.74 m²

g)         Office and laboratory space on the 2nd floor

(MB 11, 15, 16) (expansion area)                                             approx. 2,070.27 m²

h)          Car parking spaces                                                       125 pieces

as well as any other option and extension areas including the rented parking spaces, i.e. in total,

unless otherwise stated in sections 7 and 8, with effect from 31.12.2023 ("end of the remaining contract term").

3.2         The Tenant remains obliged to pay the contractually agreed rent and ancillary costs until the end of the remaining lease term, i.e. until 31.12.2023.

3.3         The Tenant is obliged to return to the Landlord the rented areas specified in section 3.1 of this addendum swept clean by 31.12.2023, unless otherwise stipulated in sections 7 and 8 (i.e. a right of use extending beyond 31.12.2023 and existing from 01.01.2024 with regard to the temporary rented areas and the temporary storage areas). The Tenant must remedy any damage caused by the Tenant which goes beyond normal wear and tear and for which the Tenant is responsible, and which is recorded in the handover protocol (see following paragraph) within a reasonable period of time after the return at its own expense. The laboratory furniture and other fixtures and fittings located in the rented space in section 3.1, which are listed (exhaustively) in Annex 4.1, shall remain in the rented premises insofar as they are the subject of the purchase agreement concluded between the parties in accordance with section 4 of this addendum (this expressly does not include: any IT-related equipment, such as in particular but not exclusively televisions, teleconferencing systems, cameras and loudspeaker systems). In accordance with the agreements in the rental contract, the fixtures, cables, and systems permanently installed in the rented space also remain in the rented property. In all other respects, the rented space must be returned to the Landlord by the Tenant in a vacated condition, i.e. the Tenant is in particular not obliged to carry out maintenance, repair, replacement, cosmetic repair and/or dismantling measures in relation to any structural alterations or installations or to submit proof in accordance with section 8.3.1 sentence 2 of the rental agreement.

The parties shall draw up and sign a handover protocol on the occasion of the handover to the Tenant in accordance with section 8.3.5 of the Rental Agreement, in which all apparent defects and complaints shall be recorded. The Tenant shall not be required to rectify any defects and complaints not listed in the handover protocol.

3.4         For the premature termination of the rental agreement in relation to the rental space specified in section 3.1 of this addendum, the Tenant shall pay the Landlord compensation in the amount of a lump sum of EUR 9,000,000.00 (net) (in words: nine million euros) plus VAT at the statutory rate ("Settlement Amount pursuant to section 3.4") as compensation for the resulting loss of rent and any additional expenses for re-letting the rental space. This amount must be paid by the Tenant to the Landlord by 18.12.2023 at the latest, but not before the expiry of 5 bank working days after receipt of a proper invoice by the Tenant. The receipt of the amount in the rental account shall be decisive for compliance with the aforementioned deadline.

4.         Sale of the laboratory furniture in the laboratory areas as well as the furnishing and technical equipment of the rental space (canteen area) on the 3rd floor (MB 11) and basement (technical areas) in accordance with section 3.1

4.1         The Tenant sells the technical equipment currently installed by him in the building, such as e.g. demineralized water system, the tea kitchens, the laboratory furniture located in the laboratory areas pursuant to section 3.1 of this addendum, the storage building for technical gases located next to the exit to the underground car park, including the technical equipment located therein (such as, for example the emergency power generator) as well as the refrigeration units, cold storage cells, kitchen furniture and refrigeration units currently stored in the basement in the preparation kitchen and the furnishings and technical equipment (in particular catering equipment, refrigeration, counters, convection ovens) of the rental space (canteen space) on the 3rd floor (MB 11), insofar as these systems, facilities, furniture and other items are listed (conclusively) in Annex 4.1 (hereinafter referred to as “Purchase Item 2") to the Landlord (this expressly does not include: any IT-related equipment, such as in particular but not exclusively televisions, teleconferencing systems, cameras and loudspeaker systems). The Tenant assures that the Purchase Item 2 (KG 2) only includes items that are the property of the Tenant and that the Tenant is entitled to sell the items. The purchase price to be paid by the Landlord for this is EUR 1.00 including statutory VAT ("Purchase Price KG 2") and is due for payment to the Tenant after proper invoicing.

4.2         The items listed in Annex 4.1 are in used "as is" condition and the Tenant does not assume any guarantees or warranties regarding their condition; the sale is made to the exclusion of any warranty. However, the Tenant assigns to the Landlord all warranty claims to which it may be entitled against third parties. Liability for the existence, assignability and enforceability of these claims is not associated with this. The Landlord accepts this assignment.

At the request of the Landlord in text form, the Tenant shall also provide the Landlord with information in text form about the contracts on which the warranty claims are based, including the contracting parties, the subject matter of the contract and the acceptance of the commissioned work performance or delivery of the goods, and shall provide the Landlord with the contractual documents required to enforce any warranty claims, insofar as they are available to the Tenant.

4.3         Transfer of ownership of the Purchase Item 2

The Tenant transfers and assigns the ownership of Purchase Item 2 to the Landlord subject to the condition precedent (i) payment of the purchase price KG 2 and (ii) expiry of 31.12.2023 and the Landlord hereby accepts this transfer and assignment.

4.4         As it is not intended to remove the Purchase Item 2 from the rented property, the Tenant shall convey possession of the Purchase Item 2 to the Landlord for the transfer of ownership of the Purchase Item 2 by means of a constitutive possession (§§ 929, 930 BGB).

4.5         The parties shall cooperate in good faith for the purpose of transferring and transferring ownership of the Purchase Item 2 and, in particular, shall make all declarations, issue all deeds, and perform all other acts that may be necessary or expedient in connection with the sale and transfer of the Purchase Item 2 from the Tenant to the Landlord.

5.         Right of withdrawal of the Landlord

5.1         If the Tenant is more than 5 working days in arrears with the payment of a settlement amount in accordance with Clause 1.5 or 3.4 of this addendum or if the settlement amounts have to be repaid (also pro rata) by the Landlord to the Tenant or a third party (e.g. due to the exercise of a right of avoidance by an insolvency administrator), the Landlord shall be entitled to withdraw from this addendum in compliance with Clause 5.3 of this addendum.

5.2         The Landlord must notify the Tenant of the withdrawal in writing within two weeks of becoming aware of the reason for withdrawal.

5.3         Insofar as the conditions for the Landlords right of withdrawal pursuant to Clause 5.1 are met, the Landlord shall be entitled to declare his withdraw from this addendum limited to the rental spaces according to section 1 and 2 or section 3 and 4. It is at the discretion of the Landlord to terminate the entire addendum by means of a withdrawal and thus continue the rental agreement as a whole or to restrict the continuation of the rental agreement to the rental areas specified in section 1 or section 3 at the applicable conditions of the rental agreement by means of a partial withdrawal. At the Landlord's request, the Tenant shall be obliged to determine the effects of the withdrawal on the Tenancy Agreement within the framework of an addendum that complies with the written form requirement pursuant to sections 578, 550, 126 BGB.

6.         Repayment of the rental deposit

6.1         The Landlord shall within 10 working days of receipt of the settlement amounts in accordance with sections 1.5 and 3.4 of this Agreement,

(i.)         return to the Tenant the original copies of the rental deposit provided to him by the Tenant, i.e. (a) the bank guarantee of Deutsche Bank dated December 7, 2018, in the amount of EUR 691,756.62 (section 6.1.1 of the Rental Agreement) and (b) the Debt Assumption Agreement of the parent company Pieris Pharmaceuticals Inc. dated October 24/26, 2018 (section 6.1.2 of the Rental Agreement) provided by the Tenant,

(ii.)         provide the Tenant with a declaration that the aforementioned Debt Assumption Agreement is terminated with immediate effect, i.e. the parent company Pieris Pharmaceuticals Inc. is released from liability under the aforementioned Debt Assumption Agreement with immediate effect and the Landlord cannot assert any claims against the parent company Pieris Pharmaceuticals Inc. under the aforementioned Debt Assumption Agreement, and

(iii.)         make any other declarations and take any other actions required to return the aforementioned rental deposits on expiry of the aforementioned period, and

(iv.)         return to the Tenant any additional security deposits provided.

6.2         In the event that the Landlord exercises a right of withdrawal in accordance with Clause 5 of this addendum, the Landlord shall not be obliged to return or surrender the security deposit in accordance with this Clause 6; instead, the provisions of the Rental Agreement shall apply.

7.         Temporary rental space

7.1         The parties agree that the Tenant shall not initially return the rental space MB 11 on the ground floor with an area of approx. 768.03 sqm, the server rooms (01.12.07 and 00.18.07) and ELT room (01.12.16) in MB 12, 15 underground parking spaces (no. 345-354 + 388-392) and the two outdoor parking spaces already used by the Tenant ("Temporary Rental Space") - in deviation from the provisions in section 3 - to the Landlord but may continue to use them exclusively from 01.01.2024 until 30.06.2024 ("end of the temporary rental") rent-free (subject to the flat-rate ancillary costs pursuant to section 7.2) within the scope of the rental purpose (section 3.1 of the rental agreement). During this period, the Tenant is entitled to terminate the use with a notice period of 2 weeks in text form (e-mail) and to return the Temporary Rental Space to the Landlord in accordance with the provisions of section 3.3 above.

7.2         The Tenant is obliged to pay the Landlord a monthly lump sum of EUR 2,265.00 plus statutory VAT (currently 19%) for ancillary costs attributable to the Temporary Rental Space for the period up to the end of the temporary rental, making a total of EUR 2,695.35. The Tenant shall not bear any further costs for the period up to the end of the temporary letting. In particular, the Tenant is not obliged to carry out any maintenance, repair, replacement, or cosmetic repair measures for the period up to the end of the temporary letting. However, any damage caused by the Tenant that goes beyond normal wear and tear and for which the Tenant is responsible must be rectified by the Tenant.

7.3         At the End of the Temporary Rental, the temporary rental space must be returned to the Landlord by the Tenant in accordance with the provisions of section 3.3 above.

8.         Temporary storage space

8.1         The Parties agree that the Tenant shall not initially return the previous leased areas, i.e. the leased areas under section 3.1 a) to f) inclusive above, insofar as these are marked in color in the site plan in Annex 8.1 (together "Temporary Storage Area") - in deviation from the provisions in section 3 - to the Landlord but may continue to use them from 01.01.2024 (at the longest) until 30.06. 2024 ("End of Temporary Storage") without additional costs, i.e. in particular rent-free and without the obligation to pay operating and ancillary costs, in order to temporarily store the furnishings and equipment already located there, which are not part of the sale pursuant to section 4 of this addendum, until their sale, at the latest until the end of the period of use of the Temporary Storage Space, to show them to prospective buyers and to sell them to third parties. During this period, the Tenant is entitled to terminate the use with a notice period of 2 weeks in text form (e-mail) and to return the Temporary Storage Area (with the exception of the sublet space pursuant to section 8.6) to the Landlord in accordance with the provisions of section 3.3 above.

8.2         The Tenant is aware that the Landlord may store or park furniture in the temporary storage areas (with the exception of the sublet area in accordance with section 8.6). The Landlord will take the Tenant's particular needs into consideration and will not move the Tenant's stored items. Furthermore, the Landlord shall consult with the Tenant in advance of any storage of its own in order to rule out any risk to the Tenant's furniture and not to hinder the removal of the Tenant's furniture. In particular, the Landlord shall notify the Tenant in advance if third parties commissioned by the Landlord enter the temporary storage areas (with the exception of the sublet area pursuant to section 8.6) in connection with the storage of the Landlord's furniture. Considering the legitimate interests of the Tenant, however, the Tenant shall permit the storage of the Landlord's furniture in the temporary storage areas (with the exception of the sublet area pursuant to section 8.6). Until the end of the temporary storage, the Landlord is not entitled to use the temporary storage area for purposes other than those specified in this section 8.2.

8.3         The Landlord may also terminate the use of the temporary storage areas - with the exception of the sublet areas within the meaning of section 8.6 below - prior to the expiry of the period agreed in section 8.1 with a notice period of 4 weeks in text form (e-mail), but no earlier than April 1, 2024.

After the end of the temporary storage period (in the event of termination) after expiry of the notice period, the Tenant shall be obliged to vacate and surrender the temporary storage space in accordance with the provisions of section 3.3 above.

If the Tenant defaults on vacating the temporary storage space and the Landlord has unsuccessfully set a grace period of 10 working days in writing, all items still in the temporary storage space shall become the property of the Landlord, provided that the Landlord has informed the Tenant in writing of the legal consequences associated with the default when setting the grace period.

8.4         The use of the temporary storage area is at the risk of the Tenant. The Landlord and its vicarious agents shall only be liable for any damage to the Tenants items stored there (i) for intent and gross negligence and/or (ii) - irrespective of fault - insofar as damage is covered by an insurance policy of the Landlord or one of its vicarious agents. However, the parties clarify that the Landlord and its vicarious agents are only entitled to enter the temporary storage areas until the end of the temporary storage in accordance with the provisions of section 8.2 or section 9.1 above of the rental agreement; in particular, the Landlord is not entitled to convert, modernize or use the temporary storage areas until the end of the temporary storage (with the exception of the storage of furniture permitted under section 8.2 above). The parties also clarify that the Tenant is not obliged to carry out any maintenance, repair, replacement, or cosmetic repair measures until the end of the temporary storage.

8.5         The temporary storage areas are used by the Tenant to sell the furniture and equipment specified in section 8.1 to third parties.

8.6         The Tenant has sublet one of the rental spaces and future temporary storage spaces (1st floor MB 18), including the furniture and other items located there (together the "Sublet Furniture", listed in Annex 8.6) to Nanogami GmbH ("Subtenant") on the basis of a sublease agreement. This sublease agreement ends automatically upon termination of the main lease agreement without the need for notice of termination. By way of a genuine contract in favor of third parties, the Tenant permits the Subtenant to use the rental space currently covered by the subtenancy agreement on the 1st floor of MB 18 ( hereinafter also referred to as the "Sublet Areas") and sublet furnishings until it moves into the areas specified in section 1.1. of this addendum, but at the latest until 31.05.2024. The Subtenant shall not be obliged to pay compensation to the Tenant for the use of the sublet areas upon termination of the subtenancy agreement on 31.12.2023, i.e. from 01.01.2024 but at the latest until 31.05.2024. However, the Tenant is entitled to demand a monthly rent of EUR 1,000 plus VAT at the statutory rate per month from the Subtenant for the part of the sublet furnishings that is not sold to the Landlord in accordance with section 4 of this addendum from January 1, 2024. Unless the sub-furniture is part of the purchase agreement under section 4 of this addendum, the Tenant expressly remains the owner of the sub-furniture, i.e. ownership of it is expressly not transferred to the Landlord or the sub-Tenant. The Tenant shall not hand over the sublet furnishings to third parties until the Subtenant has ceased to use the rental area MB 18 on the first floor; however, the Tenant shall in any case be entitled to hand over the sublet furnishings to third parties from 31.05.2024 at the latest. The Landlord consents to the use of the sublet space by the Subtenant in accordance with this Clause. 8.6 hereby expressly.

Should the Landlord wish to settle operating and ancillary costs relating to the sublet space from 01.01.2024, he must conclude a direct agreement with the Subtenant in this regard and settle directly with the Subtenant. The Tenant is not liable for ensuring that any operating and ancillary costs relating to the sublet space are paid to the Landlord, utility companies or other third parties from 01.01.2024.

Should the Subtenant - for whatever reason - use the sublet space for longer than 31.05.2024, the Tenant is entitled, but not obliged, to leave the sublet furniture in the sublet space for as long as the Subtenant uses the sublet space.

After the Subtenant has finished using the sublet space, the Tenant is in any case entitled to use the sublet space for a further 4 weeks without additional costs, i.e. in particular rent-free and without the obligation to pay operating and ancillary costs, in order to temporarily store the sublet furniture until it is sold, at the latest until the end of these 4 weeks (or until the end of the period of use of the temporary storage space - whichever is later), to show it to prospective buyers and to sell it to third parties. The parties clarify that Clause 8.3 paragraph 2 and Clause 8.4 of this addendum apply accordingly and that the provisions of this Clause 8.6 constitute special provisions for the sublet areas and therefore take precedence over the provisions in Clause 8.1.

9.         General provisions

9.1         The parties are aware that the rental agreement to which this addendum refers requires the statutory written form pursuant to section 126 BGB due to its term of more than one year in accordance with sections 550, 578 (2) BGB. The parties wish to comply with the written form requirement.

a)         They therefore mutually undertake, at the request of either party at any time, all actions and make all declarations necessary to comply with the statutory written form requirements.

b)         They further will not terminate this rental agreement prematurely on the grounds of non-compliance with the statutory written form.

c)         The rights and obligations under lit. a) and lit. b) apply not only to this addendum, but also to the original rental agreement and to all further addenda/amendments and supplementary agreements.

9.2         A third party entering into the contract in accordance with section 566 BGB or by way of a tripartite contract shall not be bound by the obligations arising from section 9.1; it shall be entitled to the statutory rights without restriction. This shall not apply if the third party was aware or should have been aware of the parts of the contract that do not comply with the written form requirement before entering into the rental agreement, or if the parts of the contract that do not comply with the written form requirement only came into existence after entering into the rental agreement.

However, the third party shall in any case be entitled to the rights arising for the entering third party from Clause 9.1 against the other contracting party without restriction.

9.3         Ancillary agreements, amendments and additions to this contract that are not subject to the statutory written form requirement of section 126 BGB pursuant to sections 550, 578 (2) BGB must also be made in writing. This written form requirement can only be waived in writing. Such ancillary agreements, supplements and amendments must be expressly identified as such and signed by representatives of the party expressly authorized to do so. The written form requirement referred to in sentence 1 shall not be met by declarations made by e-mail or in electronic form. The parties unanimously declare that no ancillary agreements have been made.

9.4         Severability clause

Should any provision of this addendum be invalid or unenforceable, this shall not affect the validity of the remainder of this addendum. The parties are obliged to agree on a provision in place of the affected provision that comes as close as possible to what was intended in economic terms.

10.         Continued validity of the remaining provisions of the rental agreement

Notwithstanding the provisions agreed within this addendum, the provisions of the rental agreement including its addendum no. 1, addendum no. 2 and addendum no. 3 and the respective annexes, to which reference is hereby made, shall otherwise remain in force.

11.         Conclusion of the addendum, acceptance period

The first party to sign shall be bound by the contract offer to the other party within three weeks of receipt of the addendum signed by it. The acceptance period shall be deemed to have been met if the first signatory party receives the countersigned addendum no later than the last day of the aforementioned period.

12.         Attachments

The following annexes are part of this addendum:

Annex 0:                  Extract from the commercial register Pieris dated 11.12.2023

Annex 2.1         List of office and laboratory furniture on the 1st floor (MB 13 and 14) to be sold to the Landlord (Purchase Item 1)

Annex 4.1         List of equipment, fixtures and fittings, furniture, and other items to be sold to the Landlord (Purchase Item 2)

Annex 8.1         Temporary storage areas

Annex 8.6         Listing of the objects rented to the Subtenant

(Sublet Furnishings)

For the Landlord:

Place, Date                  Grünwald, the _15.12.2023

Signature:                  /s/ Peter G. Neumann

Name:                           Peter G. Neumann

Position:                           Managing Director (with sole power of representation)

For the Tenant:

Place, Date                  Hallbergmoos, the 15.12.2023

Signature:                  /s/ Shane Olwill

Name:                           Dr. Shane Olwill

Position:                           Authorized signatory (sole power of attorney)

Annex 0

Commercial Register B of the Munich Local Court	Section B Reproduction of the current register content Retrieval from 26.03.2024 07:58	Company number: HRB 221043

1.	Number of previous entries:

10

2.	a) Company:

Pieris Pharmaceuticals GmbH

b) Registered office, branch office, domestic business address, authorized recipient, branch offices:

Freising

Business address: Zeppelinstraße 3, 85399 Hallbergmoos

c) Object of the company:

Biotechnological research and development and distribution of applications of this research, in particular in the field of Anticalin proteins, a class of biomolecules obtained by protein design with potential applications in medicine, bioanalytics, food technology and bioscientific research, as well as participation in other companies with the same or similar corporate purpose in Germany and abroad, establishment of such companies and acquisition of all or individual assets, regardless of whether tangible or intangible, or parts of such companies. The company will not engage in any transactions that require government approval.

3. Basic or share capital:

100.000,00 EUR

3.	a) General representation regulations:

If only one managing director has been appointed, he shall represent the company alone. If several managing directors have been appointed, the company shall be represented by two managing directors or by one managing director together with an authorized signatory.

b) Management board, management body, managing directors, personally liable partners, managing directors, authorized representatives and specific authorization to represent:

Authorized to act as sole representative; with the authority to enter into legal transactions on behalf of the company in its own name or as representative of a third party:

Managing Director: Yoder, Stephen S., Pittsburgh, Pennsylvania / United States, *17.12.1975

5. Power of attorney:

Sole authorized signatory with the authority to enter into legal transactions on behalf of the company in his own name or as a representative of a third party:

Dr. Olwill, Shane, Freising

6. a) Legal form, commencement, statutes or company agreement:

Company with limited liability

Company agreement dated 26.08.2015

Commercial Register B of the Munich Local Court	Section B Reproduction of the current register content Retrieval from 26.03.2024 07:58	Company number: HRB 221043
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b) Other legal relationships:

Created through a change in the legal form of Pieris AG with its registered office in Freising (Munich Local Court HRB 133223).

7. a) Date of last entry:

09.10.2023

Annex 2.1         List of office and laboratory furniture on the 1st floor (MB 13 and 14) to be sold to the Landlord (Purchase Item 1)

Annex 4.1         List of equipment, fixtures and fittings, furniture, and other items to be sold to the Landlord (Purchase Item 2)

Annex 8.1         Temporary storage areas

Annex 8.6         Listing of the objects rented to the Subtenant

(Sublet Furnishings)